SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP CLASS-A

          MARIO J. GABELLI
                                 2/03/00            5,500-           45.5000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 2/03/00           24,700-           45.5000
          GAMCO INVESTORS, INC.
                                 2/03/00        2,072,836-           45.5000
                                 2/03/00          160,000-           45.5000
                                 1/31/00            2,400-           45.2500
                                 1/28/00            5,900-           45.2500
                                 1/27/00            1,000-           45.2500
                                 1/27/00              800-           45.3125
                                 1/26/00            1,124-           45.3125
                                 1/25/00            2,500-           45.2500
                                 1/24/00            2,500-           45.2500
                                 1/21/00            3,450-           45.2500
                                 1/20/00            4,500-           45.2500
                                 1/20/00              200-           45.3120
                                 1/19/00           30,000            45.2500
                                 1/19/00            3,500-           45.2429
                                 1/18/00           15,000            45.1875
                                 1/14/00            2,500-             *DO
                                 1/14/00            8,000-           45.1875
                                 1/13/00            7,554-           44.9097
                                 1/12/00           21,878-           44.8125
                                 1/12/00            6,000-           44.7500
          GABELLI ASSOCIATES LTD
                                 2/03/00           12,500-           45.5000
                                 1/25/00           12,500            45.2500
          GABELLI ASSOCIATES FUND
                                 2/03/00          167,500-           45.5000
                                 1/25/00           10,500            45.2500
                                 1/24/00           15,000            45.2500
                                 1/21/00           30,000            45.2813
                                 1/20/00           15,500            45.2344
                                 1/19/00           49,500            45.2443
                                 1/18/00           25,000            45.1875
                                 1/14/00           22,000            45.2159
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 2/03/00          200,000-           45.5000





                                                 SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP CLASS-A

          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 1/12/00           20,000-           44.8235
               THE GABELLI ASSET FUND
                                 2/03/00          238,000-           45.5000
                                 1/13/00           37,000-           44.8860
                                 1/12/00           15,000-           44.8235




















         (1) THE TRANSACTIONS ON 2/03/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.